EXHIBIT 99.1

CORRELATE, INC.

FINANCIAL STATEMENTS

and

INDEPENDENT AUDITORS’ REPORT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

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C O N T E N T S

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Your Vision Our Focus

Independent Auditors’ Report

To the Board of Directors and Stockholders of Correlate, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Correlate, Inc., (the “Company”) which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Correlate, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Recurring Operating Losses and Capital Deficiency

As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations since inception and has a net capital deficiency. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described in Note 1. Our opinion is not modified with respect to this matter.

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Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

March 18, 2022

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	December 31,	December 31,
	2021	2020

Assets
Current assets
Cash	$ 61,144	$ 74,375
Accounts receivable, net of allowance for doubtful accounts	24,875	1,247
Total current assets	86,019	75,622

Total assets	$ 86,019	$ 75,622

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable	$ 488,553	$ 413,212
Accrued expenses	15,718	960
Shareholder advances	34,019	34,019
SAFE investments	-	175,000
Total current liabilities	538,290	623,191

Total liabilities	538,290	623,191

Commitments and contingencies (Note 3)

Stockholders' deficit
Common stock; par value $.00001; 15,000,000 shares authorized, 7,439,201 and 7,110,018 shares issued and outstanding, respectively	74	71
Additional paid-in capital	642,626	467,629
Accumulated deficit	(1,094,971)	(1,015,269)
Total stockholders' deficit	(452,271)	(547,569)

Total liabilities and stockholders' deficit	$ 86,019	$ 75,622

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	For the years ended
	December 31,
	2021	2020

Revenues	$ 98,446	$ 170,719
Cost of revenues	88,751	235,978
Gross profit (loss)	9,695	(65,259)

Operating expenses
General and administrative	7,507	10,643
Insurance	1,014	4,712
Legal and professional	45,569	5,852
Travel	12,656	13,216
Bad debt	7,651	84,706
Total operating expenses	74,397	119,129

Loss from operations	(64,702)	(184,388)

Other income (expense)
Interest expense	(15,000)	-
Total other income (expense)	(15,000)	-

Net loss	$ (79,702)	$ (184,388)

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	Common Stock		Additional	Accumulated
	Shares	Amount	Paid in Capital	Deficit	Total

Balances, December 31, 2019	7,110,018	$ 71	$ 467,629	$ (830,881)	$ (363,181)

Net loss	-	-	-	(184,388)	(184,388)

Balances, December 31, 2020	7,110,018	$ 71	$ 467,629	$ (1,015,269)	$ (547,569)

Conversion of SAFE investments	329,183	3	174,997	-	175,000

Net loss	-	-	-	(79,702)	(79,702)

Balances, December 31, 2021	7,439,201	$ 74	$ 642,626	$ (1,094,971)	$ (452,271)

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	For the years ended
	December 31,
	2021	2020
Operating activities
Net loss	$ (79,702)	$ (184,388)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Bad debt expense	7,651	84,706
Changes in operating assets and liabilities:
Accounts receivable	(31,279)	(45,029)
Accounts payable	75,341	151,724
Accrued expenses	14,758	(6,941)
Net cash provided by (used in) operating activities	(13,231)	72

Investing activities
Net cash used in investing activities	-	-

Financing activities
Net cash used in financing activities	-	-

Net increase (decrease) in cash	$ (13,231)	$ 72
Cash - beginning of year	74,375	74,303
Cash - end of year	$ 61,144	$ 74,375

Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ -	$ -

Supplemental schedule of non-cash investing and financing activities
Common shares issued for conversion of SAFE investments	$ 175,000	$ -

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NOTE 1 – NATURE OF THE ORGANIZATION AND BUSINESS

Correlate, Inc. (“Correlate” or the “Company”) incorporated under the laws of State of Delaware on April 20, 2015.

Correlate is a portfolio-scale development and finance platform offering commercial and industrial facilities access to clean electrification solutions focused on locally-sited solar, energy storage, EV infrastructure, and intelligent efficiency measures. Its unique data-driven approach is powered by proprietary analytics and concierge subscription services.

Going Concern

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations and has a net capital deficiency as of December 31, 2021. However, management does not believe these conditions or events to have a significant impact on the Company’s ability to meet its obligations. As detailed in Note 9, during January 2022 the Company received shareholder advances for additional working capital.

Management believes the Company’s new shareholder possesses sufficient assets to fund and maintain the Company’s operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents. There were no cash equivalents as of December 31, 2021 and 2020.

The Company maintains its cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors' interest and non-interest-bearing accounts. At December 31, 2021, none of the Company's cash balances were in excess of FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

Accounts receivable consists of invoiced and unpaid sales. The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer credit worthiness, and current economic trends. Accounts are considered delinquent when payments have not been received within the agreed upon terms and are written off when management determines that collection is not probable. During the years ended December 31, 2021 and 2020, the Company recorded bad debt expenses totaling $7,651 and $84,706, respectively. As of December 31, 2021 and 2020, the Company’s allowance for doubtful accounts was $90,189 and $82,538, respectively.

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Revenue Recognition

The Company accounts for revenue in accordance with FASB ASC 606, Revenue from Contracts with Customers.

A performance obligation is a promise in a contract to transfer a distinct good or service to the client and is the unit of accounting in Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on the relative standalone selling price. While determining relative standalone selling price and identifying separate performance obligations require judgment, generally relative standalone selling prices and the separate performance obligations are readily identifiable as the Company sells those performance obligations unaccompanied by other performance obligations. Contract modifications may occur in the performance of the Company’s contracts. Contracts may be modified to account for changes in the contract specifications, requirements or duration. If a contract modification results in the addition of performance obligations priced at a standalone selling price or if the post-modification services are distinct from the services provided prior to the modification, the modification is accounted for separately. If the modified services are not distinct, they are accounted for as part of the existing contract.

The Company’s revenues are derived from contracts for consulting services. These contracts may have different terms based on the scope, performance obligations and complexity of the engagement, which may require us to make judgments and estimates in recognizing revenues.

The Company’s performance obligations are satisfied over time as work progresses or at a point in time (for monthly services/subscriptions). The selection of the method to measure progress towards completion requires judgment and is based on the contract and the nature of the services to be provided.

The Company’s contracts for consulting services are typically less than a year in duration and require us to a) assist the client in achieving certain defined milestones for milestone fees or b) provide a series of distinct services each period over the contract term for a pre-determined fee for each period. When contractual billings represent an amount that corresponds directly with the value provided to the client, revenues are recognized as amounts become billable in accordance with contract terms.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, “Financial Instruments”. The carrying amount of these financial instruments, with the exception of discounted debt, as reflected in the balance sheets approximates fair value.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probably that a liability has been incurred and the amount can be reasonable estimated.

Income Taxes

In accordance with FASB ASC Topic 740, "Income Taxes," the Company provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. If the Company has interest or penalties associated with insufficient taxes paid, such expenses are reported in income tax expense.

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Recently Issued Accounting Standards

During the years ended December 31, 2021 and 2020, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Subsequent Events

The Company has evaluated all transactions through the date the financial statements were issued for subsequent event disclosure consideration.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that the Company believes could have a material adverse effect on its financial condition or results of operations.

NOTE 4 – SAFE INVESTMENTS

From 2015 to 2018, the Company issued Simple Agreements for Future Equity (“SAFE”). The SAFE agreements have no maturity date and bear no interest. The SAFE agreements provide a right to the holder to future equity in the Company in the form of SAFE Preferred Stock. SAFE Preferred Stock are shares of a series of Preferred Stock issued to the investor in an equity financing, having identical rights, privileges, preferences and restrictions as the shares of standard Preferred Stock offered to non-holders of SAFE agreements other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Safe price (price per share equal to the valuation capitalization divided by the total capitalization of the Company); and (ii) the basis for any dividend rights, which will be based on the conversion price. The number of shares issued to the holder is determined by either (1) the face value of the SAFE agreement divided by the price per share of the standard preferred stock issued, if the pre-money valuation is less than or equal to the valuation capitalization (ranging from $3,000,000 and $6,000,000); or (2) a number of shares of SAFE Preferred Stock equal to the face value of the SAFE agreement divided by the price per share equal to the valuation cap divided by the total capitalization of the company immediately prior to an equity financing event. Total capitalization of the company includes all shares of capital stock issued and outstanding and outstanding vested and unvested options as if converted.

If there is a liquidity event (as defined in the SAFE agreements), the investor will, at their option, either (i) receive a cash payment equal to the face value of the SAFE agreement (“Purchase Amount”) or (ii) automatically receive from the Company a number of shares of common stock equal to the Purchase Amount divided by the price per share equal to the valuation cap divided by the Liquidity Capitalization (“Liquidity Price”) (as defined in the SAFE agreements). If there are not enough funds to pay the holders of SAFE agreements in full, then all of the Company’s available funds will be distributed with equal priority and pro-rata among the SAFE agreement holders in proportion to their Purchase Amounts and they will automatically receive the number of shares of common stock equal to the remaining unpaid Purchase Amount divided by the Liquidity Price.

If there is a dissolution event (as defined in the SAFE agreements), the Company will pay an amount equal to the Purchase Amount, due and payable to the investor immediately prior to, or concurrent with, the consummation of the dissolution event. The Purchase Amount will be paid prior and in preference to any distribution of any of the assets of the Company to holders of outstanding capital stock. If immediately prior to the consummation of the dissolution event, the assets of the Company legally available for distribution to all SAFE holders, are insufficient to permit the payment to their respective Purchase Amounts, then all of the assets of the Company legally available for distribution will be distributed with equal priority and pro-rata among the SAFE holders as a single class.

The SAFE agreements will expire and terminate upon either (i) the issuance of shares to the investor pursuant to an equity financing event or (ii) the payment, or setting aside for payment, of amounts due to the investor pursuant to a liquidity or dissolution event.

The Company had approximately $175,000 of SAFE obligations outstanding as of December 31, 2020, with valuation caps ranging from $3,000,000 and $6,000,000.

On December 23, 2021, in connection with the Correlate Exchange Agreement (Note 5) the Company and the holders of the SAFE agreements converted the SAFE agreements under the liquidity event terms of the SAFE agreements through the issuance of 329,183 shares of the Company's common stock.

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A summary of the Company’s SAFE Investments are as follows:

Holder	Date	Balance at 12/31/2020	Valuation Cap	2021 Conversion Rate	2021 Conversion Shares
Holder A (Note 7)	1/15/2015	$ 50,000	$ 3,000,000	$ 0.4177	119,703
Holder A (Note 7)	5/20/2016	50,000	$ 3,000,000	$ 0.4177	119,703
Holder B	3/16/2018	75,000	$ 6,000,000	$ 0.8354	89,777
		$ 175,000			329,183

NOTE 5 – EQUITY

Correlate Exchange Agreement

On December 28, 2021 (“Closing Date”) Triccar Inc. (“TCCR”) entered into an Agreement and Plan of Share Exchange dated as of such date (the “Correlate Exchange Agreement”) with the Company and all of the shareholders of the Company. Pursuant to the Exchange Agreement, TCCR acquired one hundred percent (100%) of the issued and outstanding shares of common stock of the Company from the shareholders pursuant to which the Company became a wholly owned subsidiary of the TCCR. In accordance with the terms of the Correlate Exchange Agreement, and in connection with the completion of the acquisition, on the Closing Date TCCR issued 6,300,000 shares of its Class A Common Stock to the Correlate Shareholders.

Options

The following table presents the Company’s options as of December 31, 2021 and December 31, 2020:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
Options as of January 1, 2020	71,625	$ 0.41	7.08
Issued	-	$ -	-
Exchanged	-	$ -	-
Exercised	-	$ -	-
Options as of December 31, 2020	71,625	$ 0.41	6.08
Issued	-	$ -	-
Exchanged	(71,625)	$ (0.41)	5.08
Exercised	-	$ -	-
Options as of December 31, 2021	-	$ -	-

The Correlate Exchange Agreement constituted a change of control transaction under the Company’s 2015 Equity Incentive Plan. As a result, 59,068 TCCR options were issued by TCCR in for the 71,625 outstanding Correlate options as of December 28, 2021, under the terms of the 2015 Equity Incentive Plan.

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NOTE 6 – CONCENTRATIONS

As of December 31, 2021 and 2020, and for the years then ended, the Company had the following revenue and accounts receivable concentrations:

	Revenues		Accounts Receivable
Customer	2021	2020	12/31/2021	12/31/2020
Customer A	50%	*	*	*
Customer B	25%	*	22%	*
Customer C	18%	*	*	*
Customer D	*	54%	78%	99%
Customer E	*	18%	*	*
Customer F	*	12%	*	*

* = Less than 10%

NOTE 7 – RELATED PARTY TRANSACTIONS

SAFE Investments

Holder A (Note 4) held 1% of the Company’s common stock in the Company until the Correlate Exchange Agreement (Note 5).

Shareholder Advances

At December 31, 2021 and 2020, the Company had advances payable of $22,154, respectively, due to an individual who held 54% of the Company’s common stock until the Correlate Exchange Agreement (Note 5).

At December 31, 2021 and 2020, the Company had advances payable of $11,865, respectively, due to an individual who held 17% of the Company’s common stock until the Correlate Exchange Agreement (Note 5).

Michaels Consulting

During the years ended December 31, 2021 and 2020, the Company incurred consulting expenses totaling $60,000 and $100,000, respectively, from Michaels Consulting, an entity owned by the wife of the Company’s majority shareholder prior to the Correlate Exchange Agreement (Note 5). As of December 31, 2021 and 2020, the Company had accounts payable due to Michaels Consulting totaling $364,000 and $304,000, respectively.

NOTE 8 – FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the years ended December 31, 2021, and 2020, assumes a statutory 21%, effective tax rate for federal income taxes.

	2021	2020
Federal tax statutory rate	21%	21%
Temporary differences	0%	0%
Permanent differences	1%	0%
Valuation Allowance	-22%	-21%
	0%	0%
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The Company had deferred income tax assets as of December 31, 2021 and 2020, as follows:

	2021	2020
Deferred tax assets
Net operating loss carryforwards	$ 230,000	$ 213,000
Temporary differences	-	-
Permanent differences	7,000	6,000
Valuation allowance	(237,000)	(219,000)
Net deferred tax assets	$ -	$ -

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, the Company has not reflected any benefit of such deferred tax assets in the accompanying financial statements. The Company’s net deferred tax asset and valuation allowance increased by $18,000 and $39,000 in the fiscal years ending December 31, 2021, and 2020, respectively.

At December 31, 2021, the Company had approximately $1,095,000 in federal net operating loss carryforwards. These carry forwards are allowed to be carried forward indefinitely and are to be limited to 80% of the taxable income. Pursuant to Internal Revenue Code Section 382, the future utilization of the Company’s net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

As of December 31, 2021, the Company had no uncertain tax positions, or interest and penalties, that qualify for either recognition or disclosure in the financial statements. The company is subject to U.S. federal, state and local income tax examinations by tax authorities for years 2015 through 2019. The tax returns for the fiscal years ended December 31, 2021 and 2020 have not yet been filed.

NOTE 9 – SUBSEQUENT EVENTS

During January 2022, TCCR advanced cash to the Company totaling $1,600,000.